As filed with the Securities and Exchange Commission on February 7, 2013
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Health Insurance Innovations, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-1282634
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

15438 N. Florida Avenue Suite 201 Tampa, Florida	33613
(Address of Principal Executive Offices)	(Zip Code)

Health Insurance Innovations, Inc. Long Term Incentive Plan
(Full Title of the Plan)

Michael D. Hershberger Chief Financial Officer and Secretary 15438 N. Florida Avenue Suite 201 Tampa, Florida 33613 (Name and Address of Agent For Service)

(877) 376-5831
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Deanna Kirkpatrick, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY, 10017 (212) 450-4000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer	☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,250,000	$16.00	$20,000,000.00	$2,728.00
(1)
Represents the maximum number of shares of Class A common stock of the Company, $0.001 par value, issuable pursuant to the Health Insurance Innovations, Inc. Long Term Incentive Plan (the “Plan”). Pursuant to Rule 416 of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”), there are also registered hereunder such indeterminate number of additional shares as may become subject to awards under our Plan as a result of the antidilution provisions contained therein.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.  The Proposed Maximum Offering Price Per Share is based on $16, the high point of the range of the public offering price for Class A common stock in the Registrant’s proposed initial public offering.

PART I

The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions.  The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Health Insurance Innovations, Inc. (the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act or the Securities and Exchange Act of 1934, as amended (the “1934 Act”), are incorporated by reference herein:

(1) The Company’s Securities Act Registration Statement on Form S-1 (Registration Statement No. 333-185596) filed on December 20, 2012, including any amendments or supplements thereto;

(2) The description of the Company’s common stock contained in the Company’s 1934 Act registration statement on Form 8-A dated February 7, 2013, including any amendment thereto or report filed for the purpose of updating such description; and

(3) All other reports filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable, see Item 3(2) above.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s amended and restated certificate of incorporation provides that no director will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time.  Currently, Delaware law requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

•	any transaction from which the director derived an improper personal benefit.

As a result, neither the Registrant nor its stockholders have the right, through stockholders’ derivative suits on the Registrant’s behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

The Registrant’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by law the Registrant will indemnify any of the officers or directors of the  Registrant against all damages, claims and liabilities arising out of the fact that the person is or was a director or officer, or served any other enterprise at the Registrant’s request as a director, officer, employee, agent or fiduciary.  The Registrant will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision when the Registrant receives an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by the Registrant.  Amending this provision will not reduce the Registrant’s indemnification obligations relating to actions taken before an amendment.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant maintains standard policies of insurance under which coverage is provided to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act.

The above discussion of our amended and restated certificate of incorporation, bylaws, indemnification agreements and the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such amended and restated certificate of incorporation, bylaws, indemnification agreements and statutes.

Item 7. Exemption for Registration Claimed.

Not applicable.

Item 8. Exhibits.

See Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on February  7, 2013.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael W. Kosloshe
	Name:	Michael W. Kosloshe
	Title:	Chairman, President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Michael W. Kosloske and Michael D. Hershberger and each of them, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rules 413 or 462 under the Securities Act of 1933, and to file or cause to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on February  7, 2013 in the capacities indicated.

SIGNATURE	TITLE
/s/ Michael W. Kosloske
Michael W. Kosloske	Chairman, President and Chief Executive Officer (principal executive officer)
/s/ Michael D. Hershberger
Michael D. Hershberger	Chief Financial Officer (principal Financial Officer)
/s/ Joan Rodgers
Joan Rodgers	Chief Accounting Officer (principal executive officer)
/s/ Liana O’Drobinak
Liana O’Drobinak	Director
/s/ A. Gordon Tunstall
A. Gordon Tunstall	Director
/s/ Paul E. Avery
Paul E. Avery	Director
/s/ Gary Raeckers
Gary Raeckers	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1
Certificate of Incorporation of Health Insurance Innovations, Inc., as currently in effect (incorporated herein by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1, filed on December 20, 2012, as amended (Commission File No. 333-185596)).

4.2
Bylaws of Health Insurance Innovations, Inc., as currently in effect (incorporated herein by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1, filed on December 20, 2012, as amended (Commission File No. 333-185596)).

4.3
Form of Amended and Restated Certificate of Incorporation of Health Insurance Innovations, Inc., to be in effect upon completion of the Company’s proposed initial public offering (incorporated herein by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-1, filed on December 20, 2012, as amended (Commission File No. 333-185596)).

4.4
Form of Amended and Restated Bylaws of Health Insurance Innovations, Inc., to be in effect upon completion of the Company’s proposed initial public offering (incorporated herein by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-1, filed on December 20, 2012, as amended (Commission File No. 333-185596)).

4.5
Form of Class A common stock certificate (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration on Form S-1, filed December 20, 2012, as amended (Commission File No. 333-185596)).

5.1	Opinion of Davis Polk & Wardwell, with respect to the original issuance of Company Class A common stock under the Plan
23.1	Consent of Ernst & Young LLP, independent, registered public accounting firm
23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page)
99.1	Health Insurance Innovations, Inc. Long Term Incentive Plan